American Capital, Ltd. Two Bethesda Metro Center, 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 fax Info@AmericanCapital.com April 7, 2016 RE: AMERICAN CAPITAL SHARE REPURCHASE PROGRAM Dear American Capital Stockholders: We are writing this letter to provide the notice required by law that we may be repurchasing shares under our Share Repurchase Program over the next six months. The information in this letter requires no action on your part. We established our Share Repurchase Program in 2011. On November 25, 2015, we announced that our Board of Directors revised and expanded the Program by increasing it to a range of $600 million to $1 billion from the prior range of $300 million to $600 million. On December 7, 2015, we announced that American Capital had entered into a Rule10b5-1 trading plan to undertake accretive share repurchases up to the limits of the Program. As of March 31, 2016, we had purchased a total of $730 million under the current Program. We expect to complete the Program by June 30, 2016. Since we began stock buybacks in August 2011 through December 31, 2015, we have made open market purchases of 159.7 million shares or 46% of shares outstanding as of June 30, 2011, for an aggregate of $2.0 billion, of our common stock at an average price of $12.62 per share. Shares may be purchased in the open market, including block purchases, through privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. American Capital does not intend to repurchase any shares from directors, officers or other affiliates of American Capital. PLEASE NOTE THAT THIS LETTER IS PROVIDED FOR NOTICE ONLY AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF AMERICAN CAPITAL COMMON STOCK. PLEASE DO NOT CONTACT AMERICAN CAPITAL TO SELL YOUR SHARES OF AMERICAN CAPITAL COMMON STOCK. The Share Repurchase Program may be further suspended, terminated or modified at any time for any reason. The Program does not obligate us to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases.

We appreciate your support and investment in American Capital and want you to know that we are working hard on your behalf to increase shareholder value. Sincerely, Malon Wilkus Chairman and Chief Executive Officer ABOUT AMERICAN CAPITAL American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $21billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $73 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $10 billion of total net book value. American Capital and its affiliates operate out of seven offices in the U.S. and Europe. For further information, please refer to www.AmericanCapital.com. All statements contained in this letter, other than statements of historical fact, are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including those regarding American Capital’s intention to repurchase shares of its common stock from time to time under the share repurchase and dividend program. These statements speak only as of the date of this letter and are based on American Capital’s current plans and expectations. There are a number of risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. Such important risk factors are discussed in American Capital’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and any subsequent periodic or current reports filed by American Capital with the SEC. American Capital does not undertake any obligation to update its forward-looking statements to reflect future events or circumstances.